Exhibit  23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 (file No. 000-25513) of our report dated December 30, 1998, on our audit of the statements of operations, changes in stockholders' equity, and cash flows of Sportan United Industries, Inc. for the year ended September 30, 1998.

MANN  FRANKFORT  STEIN  &  LIPP  CPAs,  L.L.P.



Houston,  Texas
October  17,  2000


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